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                                                                 EXHIBIT 10.4

                        FOUNDER STOCK PURCHASE AGREEMENT

         THIS FOUNDER STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 10th day of April, 1999, by and among BPO-US, INC., a Delaware corporation (the "Company"), JAMES MADDEN, an individual (the "Purchaser"), and General Atlantic Partners, LLC, a Delaware limited liability company ("GAP").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to purchase from the Company, 9,840 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") for a purchase price of $4.00 per share.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of Common Stock.

            (a) Purchase and Sale of Common Stock. Subject to the terms hereof, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company, subject to the provisions of Section 3 hereof, Nine Thousand Eight Hundred Forty (9,840) shares of Common Stock (the "Shares") at a purchase price of $4.00 per share (the "Purchase Price") for an aggregate purchase price of $39,360.

            (b) Payment of Purchase Price. Upon execution of this Agreement, the Purchaser shall deliver to the Company the aggregate Purchase Price for the Shares and a duly executed blank Assignment Separate from Certificate in the form attached hereto as Exhibit A and, upon receipt thereof, the Company shall issue a certificate evidencing the Shares in the name of the Purchaser, to be held in escrow until expiration of the Company's Repurchase Right as described in Section 3 hereof.

         2. Transfer Restrictions.

            (a) Restriction on Transfer. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Shares unless and until there is compliance with all of the following requirements:

                (i) the Purchaser shall have provided the Company with a written summary of the terms and conditions of the proposed disposition;

                (ii) the Purchaser shall have complied with all requirements of this Agreement or any other agreement to which the Purchaser is a party that is applicable to the disposition of the Shares; and

                (iii) the Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Shares under the Securities Act